Exhibit 99.1

ROSS OPITCAL INDUSTRIES, INC.

Financial Statements

For the Years Ended December 31, 2018 and 2017

Table of Contents

Independent Auditor’s Report	3

Balance Sheets	4

Income Statements	5

Statement of Stockholders’ Equity	6

Statements of Cash Flows	7

Notes to Financial Statements	8

2

INDEPENDENT AUDITORS’ REPORT

To the Stockholders of

Ross Optical Industries, Inc.

El Paso, Texas

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Ross Optical Industries, Inc. (the "Company") as of December 31, 2018 and 2017, the related statements of income, stockholders' equity, and cash flows, for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Stowe & Degon LLC

Westborough, Massachusetts

June 12, 2019

We have served as the Company’s auditors since 2018.

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ROSS OPTICAL INDUSTRIES, INC.

Balance Sheets

For the Years Ended December 31,

	2018	2017

ASSETS
Current Assets:
Cash and cash equivalents	$133,746	$213,694
Accounts receivable (net of allowance for doubtful accounts of $5,120 at December 31, 2018 and $58,000 at December 31, 2017)	616,211	442,965
Inventories	713,208	789,955
Total current assets	1,463,165	1,446,614

Property and Equipment:
Machinery and equipment	975,360	932,276
Leasehold improvements	208,354	196,596
Furniture and fixtures	159,746	149,673
Vehicles	69,494	69,494
	1,412,954	1,348,039
Less: Accumulated depreciation and amortization	(1,269,517)	(1,214,530)
Net fixed assets	143,437	133,509

Other Assets:
Due from related party (Note 2)	2,093,555	1,623,766
Deposit	1,849	1,849
Deferred tax asset, net	281	13,263
Total other assets	2,095,685	1,638,878

TOTAL ASSETS	$3,702,287	$3,219,001

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Bank line of credit	$110,000	$130,000
Current portion of long-term debt	103,835	73,037
Accounts payable	402,473	317,698
Customer advances	7,171	37,726
Accrued employee compensation	90,725	118,738
Accrued income taxes	34,872	189,966
Total current liabilities	749,076	867,165

Long Term Debt, net of current portion	352,722	160,890
Commitments (Note 3)	–	–

Stockholders’ Equity:
Common stock, $.01 par value, 10,000,000 shares authorized, 5,112,102 shares issued and 977,776 outstanding	12,010	12,010
Additional paid-in capital	1,154,555	1,154,555
Retained earnings	1,633,844	1,224,301
	2,800,409	2,390,866
Less: Treasury stock, 4,134,326 shares, at cost	(199,920)	(199,920)
Total stockholders’ equity	2,600,489	2,190,946

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,702,287	$3,219,001

The accompanying Notes are an integral part of these financial statements.

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ROSS OPTICAL INDUSTRIES, INC.

Income Statements

For the Years Ended December 31,

	2018	2017

Revenues	$3,914,979	$3,599,524
Cost of goods sold	2,106,935	1,891,290

Gross profit	1,808,044	1,708,234

Selling, general and administrative expenses	1,230,268	1,117,753

Net income from operations	577,776	590,481

Other income (expense)
Interest expense	(9,585)	(9,841)
Other	4,061	6,630
	(5,524)	(3,211)

Net income before income taxes	572,252	587,270

Income tax expense	162,709	205,367

NET INCOME	$409,543	$381,903

The accompanying Notes are an integral part of these financial statements.

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ROSS OPTICAL INDUSTRIES, INC.

Statements of Stockholders’ Equity

For the Years Ended December 31, 2018 and 2017

	Number of Shares	Common Stock	Additional Paid In Capital	Retained Earnings	Treasury Stock	Total Stockholders’ Equity

Balance, January 1, 2017	977,776	$12,010	$1,154,555	$842,398	$(199,920)	$1,809,043
Net income	–	–	–	381,903		381,903
Balance, December 31, 2017	977,776	12,010	1,154,555	1,224,301	(199,920)	2,190,946

Net income	–	–	–	409,543		409,543
Balance, December 31, 2018	977,776	$12,010	$1,154,555	$1,633,844	$(199,920)	$2,600,489

The accompanying Notes are an integral part of these financial statements.

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ROSS OPTICAL INDUSTRIES, INC.

Statements of Cash Flows

For the Years Ended December 31,

	2018	2017

Cash Flows from Operating Activities:
Net income	$409,543	$381,903
Adjustments to reconcile net income to net cash provided by operating activities-
Deferred income taxes	12,982	(16,232)
Depreciation and amortization	54,987	62,527
Changes in operating assets and liabilities-
Accounts receivable	(173,246)	(92,909)
Inventories	76,747	(204,347)
Accounts payable	84,775	3,417
Customer advances	(30,555)	34,613
Accrued employee compensation	(28,013)	75,559
Accrued income taxes	(155,094)	202,641
Net cash provided by operating activities	252,126	447,172

Cash Flows from Investing Activities:
Loan advances to related parties	(469,789)	(255,865)
Purchases of property and equipment	(64,915)	(40,242)
Net cash used in investing activities	(534,704)	(296,107)

Cash Flows from Financing Activities:
Proceeds from long term debt	300,000	–
Repayment of long term debt	(77,370)	(47,792)
Payment of bank line of credit, net	(20,000)	(20,000)
Net cash provided by (used in) financing activities	202,630	(67,792)

Net increase (decrease) in cash and cash equivalents	(79,948)	83,273
Cash and cash equivalents, beginning of year	213,694	130,421

Cash and cash equivalents, end of year	$133,746	$213,694

Supplemental disclosure of cash flow information:
Interest paid during the year	$9,585	$9,841
Income taxes paid during the year	$301,205	$21,087

The accompanying Notes are an integral part of these financial statements.

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ROSS OPTICAL INDUSTRIES, INC.

Notes to Financial Statements

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Nature of Business

Ross Optical Industries, Inc. (the "Company") was founded in 1988 and provides engineering and design services for optical components, assists in procurement, and participates in fabrication, coating, assembly and inspection of the components, to medical, military and industrial customers throughout the United States, Canada and Europe.

(b)	Revenues

The Company recognizes revenues when persuasive evidence of an arrangement exists such as a customer purchase order, delivery has occurred or services have been rendered, the price to the buyer is fixed and determinable, and collectability is reasonably assured.

The Company's shipping terms are typically FOB shipping point.

The sales price of products and services sold is fixed and determinable after receipt and acceptance of a customer’s purchase order or properly executed sales contract, typically before any work is performed. Management reviews each customer purchase order or sales contract to determine that the work to be performed is specified and there are no unusual terms and conditions that would raise questions as to whether the sales price is fixed or determinable. The Company assesses credit worthiness of customers based upon prior history with the customer and assessment of financial condition. Accounts receivable are stated at the amount management expects to collect from outstanding balances. An allowance for doubtful accounts is provided for that portion of accounts receivable considered to be uncollectible, based upon historical experience and management’s evaluation of outstanding accounts receivable at the end of the year. Bad debts are written off against the allowance when identified.

The Company’s revenue transactions typically do not contain multiple deliverable elements for future performance obligations to customers, other than a standard one-year warranty on materials and workmanship, the estimated costs of which are provided for at the time revenue is recognized.

Revenues for industrial and medical products sold in the normal course of business are recognized upon shipment when delivery terms are FOB shipping point and all other revenue recognition criteria have been met. Gross shipping charges reimbursable from customers, to deliver product, are not significant and are included in the “Revenues” section of the Company’s statements of operations, while shipping costs are classified in the “Cost of goods sold” section of the Company’s statements of operations.

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(c)	Cash and Cash Equivalents

The Company includes in cash equivalents all investments with original maturities of three months or less at the time of acquisition. Cash and cash equivalents of $133,746 and $213,694 at December 31, 2018 and 2017, respectively, include cash in banks only.

(d)	Inventories

Inventories are stated at the lower of cost (using the first-in, first-out method) and net realizable value. Finished goods inventory primarily includes the direct cost of material and related shipping cost for catalogue optical components purchased for resale to customers. Labor and factory overhead to inspect and repackage catalogue components is not significant and is not applied to ending inventory. Custom components purchased for resale to customers is typically processed rapidly upon receipt and shipped to the customer.

Components of inventory at December 31, 2018 and 2017 are as follows:

	2018	2017
Work-in-progress	$155,142	$218,087
Finished goods	558,066	571,868
	$713,208	$789,955

The Company provides for estimated obsolescence on unmarketable inventory as periodic charges to cost of goods sold based on assumptions about future demand and market conditions. Once written down, inventory is not subsequently written back up, as these adjustments to the carrying value of the inventory are considered permanent.

(e)	Property and Equipment

Property and equipment are recorded at cost. Maintenance and repair items are expensed as incurred. The Company provides for depreciation and amortization by charges to operations, using straight-line and declining-balance methods, which allocate the cost of property and equipment over the following estimated useful lives:

Asset Classification	Estimated Useful Life
Machinery and equipment	5-10 years
Leasehold improvements	10-40 years
Furniture and fixtures	1-10 years
Vehicles	3-5 years

Depreciation and amortization expense was $54,987 and $62,528 for the years ended December 31, 2018 and 2017, respectively.

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(f)	Significant Customers and Concentration of Credit Risk

Financial instruments that subject the Company to credit risk consist primarily of cash and trade accounts receivable. The Company maintains its cash balances in highly rated financial institutions. The Company has not experienced any losses on its cash balances to date. At December 31, 2018, the Company's two largest customer account receivable balances were 15% and 13%, respectively, of total accounts receivable. At December 31, 2017, receivables from the Company's two largest customers were 18% and 11%. No other customer accounted for more than 10% of the Company's receivables at December 31, 2018 and 2017.

The allowance for doubtful accounts receivable was $5,120 and $8,000 at December 31, 2018 and 2017, respectively, and the Company did not experience any material losses related to accounts receivable from individual customers during the years then ended. The Company generally does not require collateral or other security as a condition of sale; rather it relies on credit approval, balance limitation and monitoring procedures to control credit risk of trade account financial instruments, and occasionally requests certain orders be partially paid in advance by new customers for larger, special application products. Management believes the allowance for doubtful accounts, which is established based upon review of specific account balances and historical experience, is adequate as of December 31, 2018 and 2017.

(g)	Fair Value of Financial Instruments

Financial instruments consist principally of cash and cash equivalents, accounts receivable and accounts payable. The estimated fair value of these financial instruments approximated their carrying value due to their short-term nature.

(h)	Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(i)	Warranty Costs

The Company does not incur future performance obligations as part of sales arrangements with customers in the normal course of business. The Company does warrant its products for one year after sale. Warranty returns for damaged product are recognized in cost of goods sold in the accompanying financial statements in the year the products are returned to the Company for repair or replacement, and totaled $26,577 and $13,773 in the years ended December 31, 2018 and 2017, respectively.

(j)	Research and Development

The Company does not invest in research and development activities, except in connection with a purchase order arrangement with a customer for a specific service order. Such costs are included in the cost of products sold to the customer.

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(k)	Comprehensive Income

Comprehensive income or loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owners sources. The Company's comprehensive income for the years ended December 31, 2018 and 2017 was equal to the net income for the same periods.

(l)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In assessing the likelihood of utilization of existing deferred tax assets, management has considered historical results of operations and the current operating environment.

(m)	Segment Reporting

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by management of the Company in making decisions about how to allocate resources and assess performance. To date, the Company has viewed its operations and manages its business as a principally one segment.

(n)	Use of Estimates

The preparation of financial statements in conformity with accounting standards generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)	RELATED PARTY TRANSACTIONS

(a)	Ross Special Tactical Optics, LLC

Amounts due from related parties represent loan advances made to Ross Special Tactical Optics, LLC, a start-up business which is owned by the Company’s founder and majority shareholder. Loan advances due to the Company of $2,093,555 and $1,623,766 at December 31, 2018 and 2017, respectively, have been made by the Company on open account, bear no interest or specific repayment terms, and have been classified as long term assets due to the uncertainty of their repayment.

(b)	Aspheric Technology, Inc.

The Company has an agreement to maintain inventory items owned by Aspheric Technology, Inc., (“Aspheric”), in which the Company’s founder and majority shareholder owns a minority interest of approximately 35%. The Company receives approximately 66% of the revenue from the sale of this inventory and the remainder is remitted to Aspheric. Sales of this inventory by the Company during the years ended December 31, 2018 and 2017 resulted in amounts due to Aspheric of $10,677 and $12,442, respectively of which $8,479 and $44,000 had not been paid to Aspheric at December 31, 2018 and 2017, respectively, and are included in Accounts Payable in the accompanying balance sheets.

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(3)	COMMITMENTS

The Company conducts its business in a single facility in El Paso, Texas pursuant to an operating lease which expires on May 31, 2019. The lease calls for monthly lease payments in the amount of $3,309, plus common area maintenance costs, which are currently $1,688 per month. Rent expense on operating leases was $60,914 and $55,679 for the years ended December 31, 2018 and 2017 respectively.

At December 31, 2018, future minimum lease payments under the operating lease agreement through May 31, 2019 are approximately $24,835. As of the date of issuance of these financial statements on June 12, 2019, the Company and the landlord have verbally agreed to holding over the lease on a month to month basis until its renegotiation or termination.

(4)	FINANCING ACTIVITIES

(a)	Bank Line of Credit

The Company has a $150,000 demand Line of Credit with a bank with outstanding balances of $110,000 and $130,000 at December 31, 2018 and 2017, respectively. The Line of Credit is secured by all accounts receivable and inventory of the Company and guaranteed by the Company’s founder and majority shareholder. Borrowings on the Line of Credit are limited to 80% of accounts receivable with interest payable at the published prime rate plus 2%, or 7.5% per annum at December 31, 2018.

(b)	Long Term Debt

Long term debt consists of the following at December 31, 2018 and 2017:

	2018	2017
Equipment note payable to bank with monthly principal and interest payments of $2,254 and interest at the published prime rate plus 1.5% or 7% per annum at December 31, 2018. This note matured in January 2019. Collateralized by certain equipment and guaranteed by the Company’s founder.	$1,495	$29,760

Note payable to bank with monthly principal payments of $4,167 plus interest at the published prime rate plus 2.5% or 8% per annum at December 31, 2018. Collateralized by all assets of the Company, a $500,000 life insurance policy on the Company’s founder, and guaranteed by the Company’s founder and Ross Special Tactical Optics, LLC. This note matures in August 2021.	158,333	204,167

Note payable to bank with monthly principal and interest payments of $5,954 and interest fixed at 7% per annum. Collateralized by all assets of the Company and guaranteed by the Company’s founder. This note matures in September 2023.	296,729	–
	456,557	233,927
Less current maturities	103,835	73,037
	$352,722	$160,890

Principal payments due on notes payable to bank are as follows for the years ended December 31,:

2019	$103,835
2020	106,123
2021	118,513
2022	64,531
2023	63,555
$456,557

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(5)	INCOME TAXES

The Company has identified its federal tax return and its state tax returns in Texas, California, Florida, New York, Pennsylvania and Georgia as "major" tax jurisdictions. The periods subject to examination for its federal income tax returns are the years 2016 and thereafter, and for state income tax returns from the year 2015 and thereafter.

The Company’s income tax provision for the years ended December 31, 2018 and 2017 was as follows:

	2018	2017
Current
Federal	$121,517	$200,946
State	28,210	20,653
Total current income tax	149,727	221,599
Deferred
Federal	10,485	(12,243)
State	2,497	(3,989)
Total deferred income tax	12,982	(16,232)
Total current and deferred income tax expense	$162,709	$205,367

A reconciliation of the federal statutory rate to the Company's effective tax rate for the years ended December 31, 2018 and 2017 is as follows:

	2018	2017
Income tax expense (benefit) at federal statutory rate	21.0%	34.0%
Increase (decrease) in tax resulting from:
State taxes, net of federal benefit	1.0	1.1
Nondeductible items –
Officer’s life insurance	1.0	1.0
Other	1.8	(1.1)
Effective tax rate	24.8%	35.0%

The components of deferred tax assets and liabilities at December 31, 2018 and 2017 are approximately as follows:

	2018	2017
Deferred tax assets
Vacation and bonus pay accrual	$21,841	$27,935
Bad debt reserve	1,331	2,080
Gross deferred tax assets	23,172	30,015
Deferred tax liabilities
Accelerated depreciation for income tax purposes	22,891	16,752
Gross deferred tax liabilities	22,891	16,752
Net deferred tax assets	$281	$13,263

(6)	EMPLOYEE BENEFIT PLAN

The Company offers a SIMPLE IRA plan to its employees. All employees with at least $5,000 in annual compensation are eligible to participate. The Company matches each employee's contribution up to a maximum of 3.00% of the participant's compensation. Employees are immediately vested in matching contributions made by the Company, which totaled $20,600 and $19,583 in the years ending December 31, 2018 and 2017, respectively.

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